Exhibit 10.2

STOCK AWARD AGREEMENT

This STOCK AWARD AGREEMENT (“Agreement”), dated August 15, 2011 (the “Effective Date”), by and between Avatar Holdings Inc., a Delaware corporation (the “Company”) and Tina Johnston (the “Participant”).

1.            AWARD.  Pursuant to the provisions of the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement), as the same may be further amended, restated, modified or supplemented (the “Plan”), the Committee (as defined in the Plan, the “Committee”) hereby awards to the Participant, on the Effective Date, Twenty Five Thousand (25,000) shares of Common Stock (collectively, the “Shares”) subject to the terms and conditions of the Plan and the terms and conditions set forth herein, including forfeiture provisions and provisions restricting transfer.  While the Shares are unvested, the Shares shall be referred to herein as “Restricted Stock.”  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.  The Shares are intended to constitute a Performance-Based Award within the meaning of the Plan, to the extent such intent is consistent with the Performance Goals pursuant to which the Restricted Stock vests.

2.             TERMS AND CONDITIONS.  The award evidenced by this Agreement is subject to the following terms and conditions:

(a)           Recording of Ownership.  Participant’s ownership of the Restricted Stock shall be recorded through book entry, bearing the legend pursuant to the provisions of this Agreement, and shall remain so recorded until the restrictions thereon shall have lapsed, at which time the legend shall be removed.

(b)           Stock Dividends and Stock Splits.  In the event the Participant receives a stock dividend on the Restricted Stock or the Restricted Stock is split or the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than regular cash dividends on and after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefore, and any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including those of this Section 2, as the shares of Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock” and the term “Shares.”

(c)           Rights with Respect to Restricted Stock.  Upon issuance in the Participant’s name pursuant to Section 2(a) above, the Restricted Stock will constitute issued and outstanding shares of Common Stock for all corporate purposes.  From and after the date of issuance, the Participant will have the right to vote the Restricted Stock, to receive and retain all regular cash dividends payable to holders of Common Stock of record on and after the issuance of the Restricted Stock (although such dividends shall be treated, to the extent required by law, as additional compensation for tax purposes if paid on Restricted Stock) and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock, with the exceptions that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until all the vesting requirements with respect thereto shall have been fulfilled and all the restrictions including those on transfer have lapsed, (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates, if any, representing the Restricted Stock and the other RS Property until all the vesting requirements with respect thereto shall have been fulfilled and all the restrictions including those on transfer have lapsed, (iii) no RS Property shall bear interest or be segregated in separate accounts during the applicable restriction period, (iv) except as set forth in the Plan or this Agreement, the Participant may not sell, assign, transfer, pledge, exchange, encumber or otherwise dispose of the Restricted Stock (other than by will or the laws of descent and distribution) until all the vesting requirements with respect thereto shall have been fulfilled, and (v) the Participant may not sell or otherwise dispose of any shares of Common Stock subject to this Agreement to the extent such sale or disposition does not comply with Minimum Shareholding Requirement (as defined in the Employment Agreement) and any such sale or other disposition of her shares of Common Stock shall be null and void

(d)           Each reference contained in this Agreement to:

“API” shall mean Avatar Properties Inc., a wholly owned subsidiary of the Company.

“Change in Control” shall mean any of the following events:

(A)  A person or entity or group of persons or entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the issued and outstanding common stock of the Company (a “Significant Owner”), unless such shares are originally issued to such Significant Owner by the Company; or

(B)  The majority of the Board is no longer comprised of the incumbent directors who constitute the Board on the Effective Date1 (as defined in Section 22(a) of the Plan) and any other individual(s) who becomes a director subsequent to the Effective Date of the Plan whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination; or

(C)  A sale of all or substantially all of the assets of the Company; or

(D)  The Board shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (C) above, and such transaction shall have been consummated.

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1 Solely for purposes of Section 2(d) hereof, the term “Effective Date” shall have the meaning ascribed to it in Section  22(a) of the Plan.

“Common Stock” shall mean common stock, par value $1.00 per share, of the Company.

“Employment Agreement” shall mean the Participant’s employment agreement with the Company and API, dated August _____, 2011, as amended or restated from time to time.

“Performance Targets Percentage” shall have the meaning ascribed to such term in the Employment Agreement.

3.             VESTING.

(a)           General.  Subject to Section 4 hereof, shares of Restricted Stock shall vest and cease to be Restricted Stock upon the satisfaction of the performance based vesting requirements of Section 3(b).

(b)           Performance Based Vesting.  Shares of Restricted Stock shall vest as set forth in this Section 3(b), following the achievement of the performance goals set forth below (collectively the “Performance Goals”), provided that the Participant remains continuously employed by the Company and API through December 31 of the year in which the Performance Goals in question are met (except as otherwise provided in Section 4(c) below):

(i)      On December 31, 2012, and on December 31 of each of the three years thereafter (i.e., 2013, 2014, and 2015), a number of shares of Restricted Stock shall vest, such number to be equal to (A) Twelve Hundred and Fifty (1,250), multiplied by (B) the Performance Targets Percentage for the applicable year. To the extent less than Twelve Hundred and Fifty (1,250) shares of Restricted Stock vest in a given year, the remainder of such Restricted Stock that could have vested that year shall be forfeited to the Company immediately following the end of such year without any compensation or remuneration due to the Participant with respect to such shares of Restricted Stock.

(ii)     Five Thousand (5,000) shares of Restricted Stock shall vest on December 31 of the year in which the price per share of Common Stock equals or exceeds $20 for 20 trading days out of any consecutive 30-day period. In the event that the Performance Goal referenced in this Section 3(b)(ii) is not achieved prior to December 31, 2012, the shares of Restricted Stock described in this Section 3(b)(ii) shall be immediately forfeited to the Company without any compensation or remuneration due to the Participant with respect to such shares of Restricted Stock.

(iii)    Seventy Five Hundred (7,500) shares of Restricted Stock shall vest on December 31 of the year in which the price per share of Common Stock equals or exceeds $24 for 20 trading days out of any consecutive 30-day period. In the event that the Performance Goal referenced in this Section 3(b)(iii) is not achieved prior to December 31, 2014, the shares of Restricted Stock described in this Section 3(b)(iii) shall be immediately forfeited to the Company without any compensation or remuneration due to the Participant with respect to such shares of Restricted Stock.

(iv)   Seventy Five Hundred (7,500) shares of Restricted Stock shall vest on December 31 of the first fiscal year between 2012 and 2015 (including 2012 and 2015) in which the Company is profitable. In the event that the Performance Goal referenced in this Section 3(b)(iv) is not achieved on or before December 31, 2015, the shares of Restricted Stock described in this Section 3(b)(iv) shall be immediately forfeited to the Company without any compensation or remuneration due to the Participant with respect to such shares of Restricted Stock.

For avoidance of doubt it is understood that: (i) the vesting conditions in Section 3(b)(i)-(iv) are incremental and not cumulative, such that, provided all the other vesting terms and conditions are met, the achievement of one Performance Goal may lead to vesting of shares of Restricted Stock pursuant to more than a single prong of Section 3(b); and (ii) shares of Restricted Stock may vest only once pursuant to each prong of Section 3(b).

4.             TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL.

(a)           For purposes of this Section 4, the terms  Release, Term and Cause shall have the meanings ascribed to such terms in the Employment Agreement; provided, however, if the Participant is no longer employed pursuant to such Employment Agreement, each such term shall have the meaning ascribed to it in the Employment Agreement last in effect which contains such defined term.

(b)           Except as otherwise provided in this Section 4, upon termination of employment with the Company and API, the Participant shall forfeit to the Company, without compensation, all the shares of Restricted Stock which have not vested on the date of such termination of employment.

(c)           In the event the Participant’s employment is terminated by the Company and API for any reason other than for Cause or by the Participant for any reason, provided that the Participant executes and delivers (and does not revoke) the Release as provided for in the Employment Agreement, then the shares of Restricted Stock with respect to which the Performance Goals in Sections 3(b)(i)-(iii) have been met as of the time of termination of employment shall vest on such date of termination of employment.

(d)           In the event Change in Control occurs during the “Term” (as defined in the Employment Agreement), the Restricted Stock outstanding (and which has not been previously forfeited) at such time shall fully vest at the time of the Change in Control.

5.             TAXES.

(a)           Generally.  The Participant agrees that, subject to Section 5(b) below, (i) no later than the date on which any Restricted Stock shall have become taxable to the Participant as compensation, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local, domestic or foreign taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so taxable, and (ii) the Company or API shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so taxable.

(b)           Section 83(b) Election.  If the Participant properly elects within thirty (30) days after the award of the Restricted Stock in accordance with Code Section 83(b) to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Restricted Stock, the Participant shall pay to the Company or API or make arrangements satisfactory to the Company or API to pay to the Company or API upon such election, any federal, state or local taxes required to be withheld with respect to such Restricted Stock.  If the Participant shall fail to make such payment, the Company or API shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Stock.  The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s or API's, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to utilize such election.

6.            LEGENDS.  All certificates representing the Shares shall have endorsed thereon any legend required to be placed thereon by applicable laws as well as the following legend:

“The shares of common stock represented hereby are subject to terms and conditions (including forfeiture and restrictions on transfer) set forth in the employment agreement, as the same may be amended, restated modified or supplemented, between Avatar Holdings Inc. and the registered owner of the shares represented hereby (or such owner’s predecessor in interest) which agreement is binding upon any and all owners of any interests in such shares. The shares of common stock represented hereby may be transferred only upon specific instructions from Avatar Holdings Inc.”

7.             POWER OF ATTORNEY.  The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof.  The Company’s appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock and other RS Property, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, the Participant shall, if so requested by the Company or API, execute and deliver to the Company or API all such instruments as may, in the judgment of the Company or API, be advisable for this purpose.

8.            REGULATORY COMPLIANCE AND LISTING.  The issuance or delivery of any stock certificates representing shares of Common Stock issuable pursuant to this Agreement may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange or securities association, and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such shares of Common Stock to the Participant if delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange or securities association.

9.            INVESTMENT REPRESENTATIONS AND RELATED MATTERS.  The Participant hereby represents that the Common Stock issuable pursuant to this Agreement is being acquired for investment and not for sale or with a view to distribution thereof.  The Participant acknowledges and agrees that any sale or distribution of shares of Common Stock issued pursuant to this Agreement may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution.  The Participant hereby consents to such action as the Committee or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Common Stock issued pursuant to this Agreement and delivering stop transfer instructions to the Company’s stock transfer agent.

10.           NO RIGHT TO CONTINUED EMPLOYMENT.  This Agreement does not confer upon the Participant any right to continued employment by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right of the Participant’s employer to terminate the Participant’s employment at any time for any reason or no reason.

11.           CONSTRUCTION.  The Plan and this Agreement will be construed by and administered under the supervision of the Committee, and all determinations of the Committee will be final and binding on the Participant.

12.           NOTICES.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, (i) to the Participant at the last address specified in Participant’s employment records, or such other address as the Participant may designate in writing to the Company, or (ii) to the Company, Avatar Holdings Inc., 201 Alhambra Circle, 12th Floor, Coral Gables, Florida 33134, Attention: Corporate Secretary, or such other address as the Company may designate in writing to the Participant.

13.           FAILURE TO ENFORCE NOT A WAIVER.  The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

14.           GOVERNING LAW.  This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

15.           INCORPORATION OF PLAN.  The Plan is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time.

16.           COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

17.           MISCELLANEOUS.  This Agreement cannot be modified or terminated orally.  This Agreement, the Employment Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof.  The section headings herein are intended for reference only and shall not affect the interpretation hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AVATAR HOLDINGS INC.

By:	/s/ Patricia K. Fletcher
Name:	Patricia K. Fletcher
Title:	Executive Vice President

/s/ Tina Johnston
Tina Johnston